Exhibit 10.2

Drawn by and when

recorded mail to:

Moore & Van Allen, PLLC (TWC)

100 North Tryon Street, Floor 47

Charlotte, North Carolina 28202-4003

STATE OF CONNECTICUT

COUNTY OF NEW LONDON

FIRST AMENDMENT TO AMENDED AND RESTATED OPEN-END MORTGAGE,

ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED OPEN-END MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of the 8th day of September, 2004, by and between

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Mortgagor”); and

BANK OF AMERICA, N.A., a national banking association, in its capacity as Administrative Agent (the “Mortgagee”).

RECITALS:

A. The Mortgagor executed an Amended and Restated Open-End Mortgage, Assignment of Rents and Security Agreement for the benefit of Mortgagee dated April 17, 2002 and recorded in Vol. 1266, Page 043 in the New London Land Records (the “Mortgage”), relating to that certain real property owned by the Mortgagor and described on Schedule A attached hereto and made a part hereof (the “Premises”).

B. The Mortgagor and the Mortgagee wish to amend the Mortgage.

NOW, THEREFORE, the Mortgagor and the Mortgagee hereby agree as follows:

1. The third recital of the Mortgage is amended in its entirety to read as follows:

“WHEREAS, in connection with that certain credit facility in the amount of $300 million (the “Credit Facility”) established in favor of Mortgagor pursuant to the terms of that certain Third Amended and Restated Credit, Security and Guaranty Agreement dated as of September 8, 2004 (as amended, modified, increased, extended, renewed or replaced from time to time, the “Credit Agreement”) among Mortgagor, as borrower thereunder, Ventas, Inc., certain subsidiaries of Mortgagor, as guarantors, the Lenders identified therein (the “Lenders”), Bank of America, N.A., as issuing bank for the letters of credit thereunder, Administrative Agent, and certain Co-Syndication Agents and Co-Documentation Agents, Mortgagor has refinanced the debt obligations secured by the Original Mortgage. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement; and”

2. The definition of Secured Indebtedness in the Mortgage is amended in its entirety to read as follows:

“WHEREAS, in this Mortgage, any reference to “Secured Indebtedness” shall mean the total indebtedness, obligations and liabilities to be secured by this Mortgage consisting of the sum of the following:

(i) the aggregate principal of all Loans and other advances made and to be made by the Lenders under the Credit Agreement, the outstanding amount of which shall not exceed Three Hundred Million Dollars ($300,000,000) at any time, as the same may be increased to Four Hundred Fifty Million Dollars ($450,000,000) per the terms of the Credit Agreement; plus

(ii) interest on the principal amount of all Loans made and to be made by the Lenders under the Credit Agreement, as provided in the Credit Agreement; plus

(iii) all other amounts payable under the Credit Agreement, this Mortgage and any other Fundamental Document (as defined herein) which relate to the Credit Agreement, or any of the security therefore, in each case as the same may be amended, amended and restated, modified or supplemented from time to time (including advances to protect the collateral and all costs of enforcement), or as the maturities thereof may be extended or renewed from time to time; plus

(iv) any and all Hedging Obligations payable by Borrower to the Hedging Banks or any amounts payable to Bank of America, N.A. or any other Lender in connection with any bank account maintained by the Borrower or any other Credit Party (as defined in the Credit Agreement) at Bank of America, N.A. or any other Lender or any other banking services provided to the Borrower or any other Credit Party by Bank of America, N.A. or any other Lender with respect to, or in any way related to, any of the Fundamental Documents; plus

(v) any other Obligations (as defined in the Credit Agreement) of the Borrower; and”

3. The second granting clause of the Mortgage is amended in its entirety to read as follows:

“TOGETHER WITH, all of the estate, right, title and interest of the Mortgagor, as lessor, both at law and in equity, under any leases which may now or hereafter be entered into in respect of the Trust Property (as hereinafter defined) (including without limitation Master Lease No. 1 (as defined in the Credit Agreement)), as the same may be hereafter amended, modified, restated, extended, supplemented, renewed or consolidated (but only to the extent that such leases relate to the Trust Property) and all subleases, licenses, occupancy agreements or concessions whereby any Person has agreed to pay money or any consideration to the Mortgagor for the use, possession or occupancy of the Trust Property or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (each of the foregoing is referred to as a “Lease” and collectively are referred to as the “Leases”) and all rights in and to any deposits of cash, securities or other property which may be held at any time and from time to time by Mortgagor as the lessor under the Leases to secure the performance of the covenants, conditions and agreements to be performed by any lessee thereunder; and”

4. Section 2 of Article IV of the Mortgage is amended in its entirety to read as follows:

“Section 2. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, (a) if to the Mortgagee, to it at Agency Management, 1455 Market Street, 5th Floor, Mail Code: CA5-701-05-19, San Francisco, California 94103, Attention: Annie Cuenco, Facsimile No.: (415) 503-5137 with a copy to 101 North Tryon Street, 15th Floor, NC-001-15-04, Charlotte, North Carolina, Attn: Richard Wright, Facsimile No.: (704) 409-0127, or (b) if to Mortgagor, to it at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attn: General Counsel, Facsimile No.: (502) 357-9001, with a courtesy copy to Barack, Ferrazzano, Kirschbaum & Nagelberg, LLP, 333 West Wacker Drive, Suite 2700, Chicago, Illinois, Attn: Richard S. Nikchevich, Facsimile No.: (312) 984-3150, or (c) if to Trustee, to it at P. O. Box 2922, Phoenix, Arizona 85062, or (d) such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this Section to provide a courtesy copy to a party as provided herein shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Mortgage shall be deemed to have been given (x) on the date of receipt, when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or (z) when receipt is acknowledged, if by facsimile communications equipment, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party. No notice to or demand on Mortgagor shall entitle Mortgagor to any other or further notice or demand in the same, similar or other circumstances.”

5. Except as hereby modified, the terms and conditions of the Mortgage remain in full force and effect.

6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State in which the Premises are located.

IN WITNESS WHEREOF the Mortgagor and the Mortgagee have executed this Amendment as of the day and year first above written.

MORTGAGOR:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

	By:		/s/ T. RICHARD RINEY
		Name:	T. Richard Riney
		Title:	Exec. VP, General Counsel & Secretary

MORTGAGEE:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:		/s/ KEVIN WAGLEY
	Name:	Kevin Wagley
	Title:	Principal

ACKNOWLEDGMENT

STATE OF Illinois	)
) ss.:
COUNTY OF Cook	)

Before me, on September 8, 2004, the undersigned, personally appeared T. Richard Riney, known to me to be the Exec V.P., General Counsel & Secretary of Ventas, Inc., a Delaware corporation, the general partner of Ventas Realty, Limited Partnership, a Delaware limited partnership, and that as such signer of the foregoing instrument acknowledged the execution of the same to be his free act and deed, the free act and deed of such corporation and the free act and deed of such limited partnership.

In witness whereof I hereunto set my hand and official seal.

/s/ DEBRA J. PAULSON
Notary Public
Name:	Debra J. Paulson

Date Commission expires: 5-18-2008

[SEAL]

STATE OF North Carolina	)
) ss.:
COUNTY OF Mecklenburg	)

Before me, 0n September 8, 2004, the undersigned, personally appeared Kevin Wagley, known to me to be the Principal of Bank of America, N.A., a national banking association, and that as such signer of the foregoing instrument acknowledged the execution of the same to be his free act and deed, the free act and deed of such association.

In witness whereof I hereunto set my hand and official seal.

/s/ JIMI A. CHURCH
Notary Public
Name:	Jimi A. Church

Date Commission expires: June 20, 2005

[SEAL]